EXHIBIT 99.4

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

The following are the unaudited pro forma combined consolidated financial statements for Bryn Mawr Bank Corporation (“BMBC”) and First Keystone Financial, Inc. (“FKF”), giving effect to the merger of FKF with and into BMBC (the “merger”). The unaudited pro forma combined consolidated balance sheet as of June 30, 2010 gives effect to the merger as if it occurred on that date. The unaudited pro forma combined consolidated income statements for the twelve months ended December 31, 2009 and the six months ended June 30, 2010 give effect to the merger as if it had occurred on January 1, 2009 and 2010, respectively. The actual completion date of the merger was July 1, 2010.

Pursuant to the Agreement and Plan of Merger, dated as of November 3, 2009 by and between BMBC and FKF (the “merger agreement”), shares of FKF common stock outstanding immediately prior to the merger were converted into stock merger consideration, at an exchange ratio of 0.6973 shares of BMBC common stock for each FKF share and into cash merger consideration, at a rate of $2.06 for each FKF share. The unaudited pro forma combined consolidated balance sheet assumes that the merger occurred on June 30, 2010. Based on the 2,337,814 shares of FKF common stock outstanding as of that date, the aggregate merger consideration consists of 1,630,082 shares of BMBC common stock and approximately $4.819 million in cash. BMBC also assumed 25,766 options to purchase FKF common stock, which converted into approximately 21,133 BMBC options to purchase BMBC common stock with a weighted average exercise price of $13.35 per share.

BMBC expects that it will incur merger and integration charges as a result of the merger. The pro forma combined consolidated financial statements, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of the anticipated financial expenses and does not reflect any possible financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The merger will be accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of FKF, as of the completion date of the merger, are recorded at their fair values and the excess of purchase price over the fair value of net assets is allocated to goodwill. Financial statements of BMBC for periods after the consummation of the merger will reflect these values and will not be restated retroactively to reflect the historical position or results of operations of FKF. The operating results of FKF will be reflected in BMBC’s consolidated financial statements from and after the date the merger is completed.

The unaudited pro forma combined consolidated financial statements are based on, and should be read together with, the historical consolidated financial statements and related notes of BMBC contained in its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and of FKF, contained in its Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and in Exhibit 99.3 to this Current Report on Form 8-K.

The unaudited pro forma combined consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented. Furthermore, the information does not include the impact of possible revenue enhancements and expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes to unaudited pro forma combined consolidated financial information, the allocation of the purchase price reflected in the unaudited pro forma combined consolidated financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded based upon changes in the balance sheet including fair value estimates.

The unaudited pro forma combined consolidated financial information and related notes contain statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding BMBC that may include future plans, objectives, performance, revenues, growth, profits, operating expenses or BMBC’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading the unaudited pro forma combined consolidated financial statements and related notes are cautioned that such statements are only predictions, and that BMBC’s actual future results or performance may be materially different. All forward-looking statements and information made herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. BMBC does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties that could cause future events to vary materially from the results anticipated, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2010

(dollars in thousands except per share data)	BMBC	FKF	Debit Adjustments		Credit Adjustments		Pro Forma Combined July 1, 2010
Assets
Cash and due from banks	$14,593	$1,991	$—		$4,819	(1)	$11,765
Interest bearing deposits with banks	43,943	49,068	—		—		93,011
Money market funds	86	—	—		—		86

Total cash and cash equivalents	58,622	51,059	—		4,819		104,862

Investment securities available for sale	254,888	84,396	18,173		1,142	(2)	356,315

Investment securities held to maturity	—	17,421	—		17,421	(2)	—
Loans held for sale	4,254	671	—		—		4,925

Portfolio loans	899,290	291,986	—		19,388	(3)	1,171,888
Less: Allowance for loan losses	(9,841)	(3,591)	3,591	(4)	—		(9,841)

Net portfolio loans	889,449	288,395	3,591		19,388		1,162,047

Premises and equipment, net	21,779	3,885	3,971	(5)	—		29,635
Accrued interest receivable	4,773	1,736	—		—		6,509
FHLB stock, at cost	7,916	7,060	—		—		14,976
Deferred income taxes	4,596	3,361	6,719	(6)	—		14,676
Mortgage servicing rights	3,759	320	118	(7)	—		4,197
Bank owned life insurance	—	18,711	—		—		18,711
Goodwill	6,301	—	10,475	(8)	—		16,776
Intangible assets	5,267	—	2,127	(9)	—		7,394
Investment in unconsolidated subsidiaries	—	911	—		—		911
Other investments	3,086		—		—		3,086
Other assets	15,982	4,825	1,234	(13)	—		22,041

Total assets	$1,280,672	$482,751	$46,408		$42,770		$1,767,061

Liabilities
Deposits:
Noninterest-bearing demand	$204,898	$23,408	$—		$—		$228,306
Savings, NOW and market rate accounts	510,100	163,535	—		—		673,635
Wholesale deposits	96,681	—	—		—		96,681
Time deposits	141,803	132,137	—		1,688	(10)	275,628

Total deposits	953,482	319,080	—		1,688		1,274,250

FHLB advances	139,640	102,646	—		3,088	(11)	245,374
Subordinated debt	22,500	—	—		—		22,500
Junior subordinated debentures	—	11,651	—		452	(12)	12,103
Repurchase agreements	—	13,087	—		—		13,087
Mortgage payable	2,031	—	—		—		2,031
Accrued interest payable	1,520	1,878	—		—		3,398
Other liabilities	27,318	5,194	—		4,700	(13)	37,212

Total liabilities	1,146,491	453,536	—		9,928		1,609,955

Shareholders’ equity
Common stock	13,465	26	26	(14)	1,630	(14)	15,095
Paid-in capital in excess of par value	43,047	10,012	10,012	(14)	24,761	(14)	67,808
Accumulated other comprehensive (loss) income, net of taxes	(5,860)	1,606	1,606	(14)	—		(5,860)
Retained earnings	113,415	21,815	25,281	(14)	—		109,949

	164,067	33,459	36,925		26,391		186,992

Less: Common stock in treasury, at cost	(29,886)	(4,244)	—		4,244	(14)	(29,886)

Total shareholders’ equity	134,181	29,215	36,925		30,635		157,106

Total liabilities and shareholders’ equity	$1,280,672	$482,751	$36,925		$40,563		$1,767,061

Total debit/credit adjustments			$83,333		$83,333

Book value per share	$12.72	$12.50	$—		$—		$12.90	(14)

Common shares outstanding	10,550,619	2,337,814	2,337,814		1,630,082		12,180,701	(15)

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED INCOME STATEMENT

FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 2009

(dollars in thousands, except per share data)	BMBC Twelve Months Ended December 31, 2009	FKF Twelve Months Ended December 31, 2009	Debit Adjustments December 31, 2009			Credit Adjustments December 31, 2009		Combined Twelve Months Ended December 31, 2009
Interest income:
Interest and fees on loans	$51,686	$16,905	$			$2,521	(C)	$71,112
Interest on cash and cash equivalents	272	47						319
Interest and dividends on investment securities	4,934	6,773		943	(D)			10,764

Total interest income	56,892	23,725						82,195

Interest expense:
Interest expense on deposits	9,970	5,427				882	(E)	14,515
Interest expense on borrowings	5,021	6,338				1,885	(F,G)	9,474
Interest expense on sub debt	1,108							1,108

Total interest expense	16,099	11,765						25,097

Net interest income	40,793	11,960						57,098
Provision for loan and lease losses	6,884	4,025						10,909

Net interest income after provision for loan and lease losses	33,909	7,935						46,189

Non-interest Income
Fees for wealth management services	14,178	—						14,178
Service charges on deposits	1,951	1,492						3,443
Loan servicing and late fees	1,387	—						1,387
Net gain on sale of loans	6,012	132						6,144
Total other-than-temporary impairment losses	—	(3,012)						(3,012)
Portion of loss recognized in other comprehensive income, before taxes	—	1,415						1,415

Net impairment loss recorded in earnings	—	(1,597)						(1,597)
Net gain on sale of investments	1,923	472						2,395
Other operating income	3,019	722						3,741

Total non-interest income	28,470	1,221						29,691

Non-interest expenses:
Salaries and benefits	27,853	5,755						33,608
Occupancy and equipment	6,044	1,659		470	(H)			8,173
Advertising	1,084	297						1,381
(Recovery) of mortgage servicing rights	(137)	—						(137)
Amortization of mortgage servicing rights	853	87		23	(I)			963
Intangible asset amortization	308	—						308
Amortization of core deposit intangible	—	—		343	(J)			343
Professional fees	2,008	1,306						3,314
FDIC Insurance	1,234	801						2,035
FDIC special assessment	540	240						780
Merger related expenses	616	385		—		1,001	(K)	—
Other operating expenses	6,139	2,913						9,052

Total non-interest expenses	46,542	13,443						59,820

Income before income taxes	15,837	(4,287)		$1,779		$6,289		16,060

Income tax (benefit) expense	5,500	(1,475)		1,596		—		5,621

Net income	$10,337	$(2,812)		3,375		6,289		10,439

Basic earnings per common share (N)	$1.18	$(1.21)						$1.01

Diluted earnings per common share (O)	$1.18	$(1.21)						$1.01

Dividend declared per share (P)	$0.56	$0.00						$0.47

Weighted-average basic shares outstanding (L)	8,732,004	2,329,045		(2,329,045)		1,630,082		10,362,086
Dilutive potential common shares	16,719	—						16,719

Weighted-average diluted shares outstanding (M)	8,748,723	2,329,045		(2,329,045)		1,630,082		10,378,805

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED INCOME STATEMENT

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2010

(dollars in thousands, except per share data)	BMBC Six Months Ended June 30, 2010	FKF Six Months Ended June 30, 2010	Debit Adjustments June 30, 2010			Credit Adjustments June 30, 2010		Combined Six Months Ended June 30, 2010
Interest income:

Interest and fees on loans	$25,409	$8,095	$			$1,311	(C)	$34,815
Interest on cash and cash equivalents	52	41						93
Interest and dividends on investment securities	2,257	2,195		486	(D)			3,966

Total interest income	27,718	10,331						38,874

Interest expense:
Interest expense on deposits	2,711	1,720				564	(E)	3,867
Interest expense on borrowings	2,286	3,131				1,528	(F,G)	3,889
Interest expense on subordinated debt	553	0						553

Total interest expense	5,550	4,851						8,309

Net interest income	22,168	5,480						30,565
Provision for loan and lease losses	4,107	1,900						6,007

Net interest income after provision for loan and lease losses	18,061	3,580						24,558

Non-interest Income
Fees for wealth management services	7,729	—						7,729
Service charges on deposits	990	682						1,672
Loan servicing and late fees	761	—						761
Net gain on sale of loans	1,131	65						1,196
Total other-than-temporary impairment losses	—	1,717						1,717
Portion of loss recognized in other comprehensive income, before taxes	—	(1,758)						(1,758)

Net impairment loss recorded in earnings	—	(41)						(41)
Net gain on sale of investments	1,544	(2,170)						(626)
Other operating income	1,046	319						1,365

Total non-interest income	13,201	(1,145)						12,056

Non-interest expenses:
Salaries and benefits	13,554	3,250						16,804
Occupancy and equipment	3,037	805		235	(H)			4,077
Advertising	518	84						602
(Recovery) of mortgage servicing rights	218	—						218
Amortization of mortgage servicing rights	409	28		14	(I)			451
Intangible asset amortization	154	—						154
Amortization of core deposit intangible	—	—		176	(J)			176
Professional fee	1,078	518						1,596
FDIC Insurance	613	408						1,021
Merger related expenses	985	662		—		1,647	(K)	—
Net loss on sale of other real estate owned (“OREO”)	152							152
Other operating expenses	3,290	1,503						4,793

Total non-interest expenses	24,008	7,258						30,044

Income before income taxes	7,254	(4,823)		$911		$5,050		6,570
Income tax (benefit) expense	2,625	—		—		325		2,300

Net income	$4,629	$(4,823)		911		5,375		$4,270

Basic earnings per common share (N)	$0.50	$(2.06)						$0.39

Diluted earnings per common share (O)	$0.50	$(2.06)						$0.39

Dividend declared per share (P)	$0.28	$0.00						$0.23

Weighted-average basic shares outstanding (L)	9,319,380	2,337,814		(2,337,814)		1,630,082		10,949,462
Dilutive potential common shares	11,747	—		—		—		11,747

Weighted-average diluted shares outstanding (M)	9,331,127	2,337,814		(2,337,814)		1,630,082		10,961,209

NOTES TO UNAUDITED PRO FORMA COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The unaudited pro forma combined consolidated financial statements have been prepared under the acquisition method of accounting. The unaudited pro forma combined consolidated statements of income for the twelve months ended December 31, 2009 and the six months ended June 30, 2010 are presented as if the merger had occurred at the beginning of the applicable periods. The unaudited pro forma combined balance sheet as of June 30, 2010 is presented as if the merger had occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the merger actually occurred on those dates. No consideration was given in the unaudited pro forma combined consolidated financial statements to cost savings or fee enhancements for the combined organization.

Note 2 – Purchase Price

Pursuant to the merger agreement, shares of FKF common stock outstanding immediately prior to the merger were converted into stock merger consideration, at an exchange ratio of 0.6973 shares of BMBC common stock for each FKF share and into cash merger consideration, at a rate of $2.06 for each FKF share. The unaudited pro forma combined consolidated balance sheet assumes that the merger occurred on June 30, 2010. Based on the 2,337,814 shares of FKF common stock outstanding as of that date, the aggregate merger consideration would consist of 1,630,082 million shares of BMBC common stock and approximately $4.819 million in cash. BMBC also assumed 25,766 options to purchase FKF common stock, which converted into approximately 21,133 options to purchase BMBC common stock with a weighted average exercise price of $13.35 per share.

NOTES TO UNAUDITED PRO FORMA COMBINED

CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2010

Under acquisition accounting, FKF’s assets and liabilities and any identifiable intangible assets were required to be adjusted to their estimated fair values. The following are the pro forma adjustments to record the transaction and to adjust FKF’s assets and liabilities to their estimated fair values at June 30, 2010.

1.	Cash paid for transaction includes $4.816 million in cash representing $2.06 for each FKF share outstanding plus $0.003 million in lieu of fractional shares paid to FKF shareholders for a total of $4.819 million.

2.	The purchase accounting adjustment on investment securities represents the net change to adjust FKF’s available for sale (“AFS”) and held to maturity (“HTM”) investment portfolios to fair value. All of FKF’s HTM securities have been reclassified as of June 30, 2010 to AFS.

3.	The purchase accounting adjustment on loans relates to the estimated fair value adjustment, which includes both an interest rate component and a credit component for the estimated lifetime losses. BMBC’s analysis represents a fair value adjustment that is a discount of approximately 6.6% of FKF’s June 30, 2010 portfolio loans. BMBC has not yet finalized the method of accounting that will be applied to the loans acquired in the merger. However, the pro forma balance sheet and income statements reflect prescribed accounting under ASC-310 (formerly SOP 03-3) for impaired loans, and for all other loans, the Company generally follows the standard methodology (formerly FASB 91) which accretes the balance sheet fair value adjustment through the income statement as an adjustment to yield.

4.	Reversal of allowance for loan and lease losses as credit risk is included in the fair value adjustment in Item 3 above.

5.	The pro forma adjustment includes the increase in fair value of owned and leased properties.

6.	The pro forma adjustment represents the net deferred tax assets associated with the fair value adjustments related to acquired assets and liabilities using BMBC’s federal tax rate of 35% as follows:

•	Tax benefit of net assets and liabilities acquired – $5.320 million

•	Tax benefit of acquired federal net operating loss carry-forwards – $1.400 million

•	Total tax deferred tax asset adjustment – $6.719 million

7.	The pro forma adjustment represents the increase in fair value of acquired mortgage servicing rights.

8.	The pro forma adjustment represents acquisition accounting adjustments to record goodwill resulting from the assets and liabilities acquired from FKF at fair value. The excess of consideration paid over the fair value of assets acquired and liabilities is $10.475 million and can be summarized as follows:

(dollars in thousands)
Consideration for Merger:
BMBC common shares issued		$26,391
Cash paid to FKF shareholders		4,819

Value of consideration		$31,210

Reconciliation:
Carrying value of FKF net assets		$29,215
Fair value adjustments (credits in brackets):
Investment securities	$(390)
Portfolio loans	(19,388)
Reversal of allowance for loan losses	3,591
Premises and equipment	3,971
Mortgage services rights	118
Core deposit intangible	2,127
Time deposits	(1,688)
FHLB advances	(3,088)
Junior subordinated debentures	(452)
Deferred taxes	6,719

Total fair value adjustments, net	$(8,480)	(8,480)

Fair value of net assets acquired July 1, 2010		$20,735
Goodwill resulting from FKF merger		$10,475

Total Value of FKF Merger		$31,210

9.	The pro forma adjustment represents the estimated fair value of the core deposit intangible asset associated with the deposit liabilities, assumed which was based on comparable transactions.

10.	The purchase accounting adjustment on deposits relates to the estimated fair value adjustments of the certificates of deposit liabilities.

11.	The purchase accounting adjustment on FHLB advances relates to the estimated fair value adjustment of these liabilities.

12.	The purchase accounting adjustment on junior subordinated debentures relates to the estimated fair value adjustment of these liabilities.

13.	This amount represents the estimated tax benefit of $1.2 million on the merger related expenses of $4.700 million including professional fees, investment banking fees, conversion, and other merger-related expenses.

14.	The pro forma adjustment represents the net impact of the issuance of BMBC common stock in connection with the Merger, the elimination of FKF’s shareholders’ equity, the after-tax cost of merger related costs (see Item 13 above) and an adjustment to reflect the fair value of the transaction based on FKF’s share value on June 30, 2010.

15.	The pro forma combined shares outstanding at June 30, 2010 equal the sum of BMBC’s 10,550,619 outstanding shares and FKF’s 2,337,814 outstanding shares multiplied by 0.6973 (net fractional shares = 1,630,082) which equals 12,180,701. Pro forma combined book value per share was calculated by dividing shareholders’ equity of $157.1 million by the 12,180,701 shares outstanding.

16.	Capital ratios at June 30, 2010 actual and proforma combined are as follows:

	Actual BMBC	Actual FKF	Proforma Combined	Regulatory Minimum for Well-Capitalized Institutions
Tier one regulatory capital ratio	11.95%	12.50%	10.78%	6.00%
Total regulatory capital ratio	14.95%	13.41%	13.04%	10.00%
Leverage ratio	10.38%	8.09%	8.73%	5.00%

NOTES TO UNAUDITED PRO FORMA COMBINED

CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND

THE TWELVE MONTHS ENDED DECEMBER 31, 2009

Under purchase accounting, FKF’s assets and liabilities and any identifiable intangible assets were required to be adjusted to their estimated fair values. The following are the pro forma adjustments to record the amortization/accretion of these fair value adjustments for the respective periods.

A. Assumes the merger with FKF was completed at the beginning of the period presented.

B. The pro forma income statement acquisition adjustments for loans, investments, time deposits, FHLB advances and junior subordinated debentures reflects the amortization/accretion of the respective balance sheet fair value adjustment utilizing various methods over the estimated lives of the related assets or liabilities. See footnote 3 on the unaudited combined consolidated pro forma balance sheet for additional information about the accounting for the loan-related income statement fair value adjustment. The following table summarizes the estimated accretion/amortization for loans, investments, time deposits, FHLB advances and junior subordinated debentures over the five year period immediately after the merger, in thousands.

Note Reference/Category	Year 1	Year 2	Year 3	Year 4	Year 5	Total
C. Loans and leases	$2,521	$2,030	$1,595	$1,235	$1,001	$8,382
D. Investment securities	(943)	(680)	(238)	(47)	(18)	(1,926)

Subtotal – Interest Income	1,578	1,350	1,357	1,188	983	6,456

E. Deposits	(882)	(410)	(275)	(111)	(10)	(1,688)
F. FHLB advances	(1,779)	(447)	(298)	(125)	(125)	(2,774)
G. Jr. subordinated debentures	(106)	(57)	(57)	(57)	(57)	(334)

Subtotal – Interest Expense	(2,767)	(914)	(630)	(293)	(192)	(4,796)

Net Interest Income	$4,345	$2,264	$1,987	$1,481	$1,175	$11,252

H. The pro forma adjustment represents the additional depreciation and amortization due to the increase in fair value of premises and equipment. The additional depreciation and amortization over the five year period immediately following the merger is as follows: $470 thousand; $447 thousand; $354 thousand; $326 thousand and $250 thousand.

I. The pro form adjustment represents additional amortization due to the increase in fair value of mortgage servicing rights. The additional amortization over the five year period immediately following the merger is as follows: $23 thousand; $18 thousand; $15 thousand; $12 thousand and $9 thousand.

J. The pro forma adjustment represents amortization of core deposit intangible which is being amortized over 10 years using a declining-balance method. The estimated amortization over the five year period immediately following the merger is as follows: $343 thousand; $304 thousand; $270 thousand; $240 thousand and $213 thousand.

K. The pro forma adjustment represents the reversal of actual merger related costs incurred during the respective periods, including professional, investment banking, conversion and other merger-related costs.

L. The pro forma combined weighted average basic shares outstanding was computed by multiplying the 0.6973 per share stock consideration by FKF’s weighted average basic shares outstanding for the applicable period and adding this number to BMBC’s weighted average basic shares outstanding.

M. Weighted average diluted shares outstanding were calculated as follows: Pro forma combined adjusted weighted average diluted shares outstanding was calculated by adding pro forma dilutive shares outstanding to basic pro forma combined weighted average shares (calculated in footnote L above).

N. Pro forma basic earnings per share were computed by dividing pro forma net income by the weighted average basic shares outstanding.

O. Diluted earnings per share were computed by dividing pro forma net income by the weighted average diluted shares outstanding.

P. The pro forma combined dividend per share was calculated by dividing the total amount of actual cash dividends of $2.504 million and $4.892 million paid during the six and twelve month periods ended June 30, 2010 and December 31, 2009, respectively, by the weighted average shares outstanding during the periods.

Q. Non-interest expenses and non-interest income do not reflect anticipated cost savings or revenue enhancements.